UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2011

Date of Report (Date of earliest event reported)

Bitzio, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-51688

(Commission File Number)

16-1734022

(IRS Employer Identification No.)

548 Market Street, Suite 18224, San Francisco, California, 94104

(Address of principal executive offices)

(213) 400-0770

Registrant’s telephone number, including area code

_______________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2011, Mr. Bruce Weatherell was appointed as Chief Operating Officer of Bitzio, Inc.

A Chartered Accountant and Certified Management Accountant, Mr. Weatherell, aged 53, is a seasoned professional with over 25 years of diverse experience operating technology practices and delivering technology programs. He spent 12 years at KPMG Consulting where, skilled in operational management, he built technology practices and managed multi-disciplinary service delivery teams. The last 11 years, primarily as an independent consultant, he has delivered project and program delivery services to organizations like Warner Music, Daimler Chrysler, Hewlett Packard, the Bank of Montreal, American Express and Boeing. During this time, he also served as Acting VP of professional services at Delano Corporation, Product Manager at Platform Computing and Senior Director of Professional Services and Acting VP of Technology Delivery at SCI. Mr. Weatherell is also a graduate of the University of Waterloo with a degree in Mathematics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2011

BITZIO, INC.

/s/ Gordon C. McDougall

Gordon C. McDougall

Chief Executive Officer